1 amerantbank.com November 8, 2022 Investor Update

2 amerantbank.com Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “committed,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward- looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, our quarterly reports on Form 10-Q for the quarter ended March 31, 2022, June 30, 2022, and September 30, 2022 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and nine month periods ended September 30, 2022 and 2021, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2022, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non- GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income (loss)”, “core earnings (loss) per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, and “tangible stockholders’ equity book value per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2022, including the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned, the sale of our corporate headquarters in the fourth quarter of 2021, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 2 reconciles these non-GAAP financial measures to GAAP. Important Notices and Disclaimers

3 amerantbank.com Investment Opportunity Highlights – Established franchise with high scarcity value; presence in attractive, high-growth markets of Miami, Tampa and Houston – Strong and diverse deposit base; deposits first focus – Strong reserve coverage and disciplined credit culture – Net interest income continues to grow with balance sheet growth and recent interest rate hikes – Significant fee income opportunities from wealth management services – Executing on digital transformation; fintech driven strategy – Well capitalized; committed to enhancing shareholder returns via dynamic capital management – Executing on recently developed ESG program; focused on making ESG part of Company's DNA

4

About Us

History	• Founded in 1979 • Completed IPO in Dec. 2018 • Rebranded as Amerant in June 2019
Headquarters	• Coral Gables, FL
Employees	• 681 FTEs (Ex-MTG: 614 / MTG: 67)
Footprint	• 23 banking centers throughout South Florida and Houston
Assets	• $8.74 billion
Market Share	• Largest community bank headquartered in Florida
Deposits	• $6.59 billion
AUM	• $1.8 billion under management/ custody

Geographic Mix

September 30, 2022

Loans by country of risk


1%
99%

Deposits


37%
63%

Domestic International

Financial Highlights

(in millions, except per share data and percentages)	Nine Months Ended September 30, 2022	2021	2020	2019
Balance Sheet				
Assets	$ 8,740	$ 7,638	$ 7,771	$ 7,985
Loans	$ 6,503	$ 5,568	$ 5,842	$ 5,744
Deposits	$ 6,588	$ 5,631	$ 5,732	$ 5,757
Tangible Common Equity (1)	$ 673	$ 809	$ 762	$ 813
Income Statement				
Net Income (Loss) attributable to the Company (2)	$ 44.5	$ 112.9	$ (1.7)	$ 51.3
Core Net Income (Loss) (1)	$ 58.8	$ 66.8	$ (7.0)	$ 51.8
Core Pre-provision net revenue (1)	$ 67.6	$ 69.9	$ 71.0	$ 61.4
Net Income (Loss) per Share - Basic	$ 1.31	$ 3.04	$ (0.04)	$ 1.21
Core Net Income (Loss) per Share - Basic (1)	$ 1.73	$ 1.80	$ (0.17)	$ 1.22
ROA	0.75 %	1.50 %	(0.02)%	0.65 %
Core ROA (1)	0.99 %	0.89 %	(0.09)%	0.65 %
ROE	7.84 %	14.19 %	(0.21)%	6.43 %
Core ROE (1)	10.36 %	8.39 %	(0.83)%	6.49 %
Efficiency Ratio (3)	78.8 %	60.9 %	68.0 %	77.5 %
Core Efficiency Ratio (1)(3)	71.0 %	74.0 %	70.1 %	76.9 %
Capital				
Common Equity Tier 1 Capital Ratio	10.5 %	12.5 %	11.7 %	12.6 %
Tangible Common Equity Ratio	7.7 %	10.6 %	9.8 %	10.2 %
Stockholders' Book Value per Common Share	$ 20.60	$ 23.18	$ 20.70	$ 19.35
Tangible Book Value per Common Share (1)	$ 19.92	$ 22.55	$ 20.13	$ 18.84
Asset Quality				
Non-performing Assets (4) / Assets	0.29 %	0.78 %	1.13 %	0.41 %
Net charge offs / Average Total Loans Held for Investment(5)	0.22 %	0.44 %	0.52 %	0.11 %

(1) See Appendix 2 "Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measures to their GAAP counterparts.
(2) Excludes minority interest in Amerant Mortgage LLC. in the nine months ended September 30, 2022 and in 2021. The minority interest share changed from 49% to 42.6% in the first quarter of 2022 and then from 42.6% to 20% in the second quarter of 2022. In connection with the change in minority interest share in the second quarter of 2022, the Company reduced its additional paid-in capital for a total of $1.9 million with a corresponding increase to the equity attributable to noncontrolling interests.
(3) Efficiency ratio is the result of noninterest expense, respectively divided by the sum of noninterest income and net interest income
(4) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure
(5) Calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for loan losses

amerantbank.com

AMERANT

5

Growing and Attractive Markets

Banking Center Footprint (1)

October 31, 2022

Florida

16 banking centers



Texas

7 banking centers



Deposit Market Share (2)

June 30, 2022

Market	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL (3)	5,195	82.8	2.6
Broward, FL	$367	5.8	0.5
Palm Beach, FL	$105	1.7	0.1
Florida	**$ 5,666**	**90.3 %**	**3.2 %**

Market	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX (4)(5)	608	9.7	0.6
Texas	**$ 608**	**9.7 %**	**0.6%**

Market Demographics

2012 – 2022 Population Change


10.7%
18.7%
6.8%
Miami
Houston
U.S.

2022 – 2027 Est. Population Change


4.0%
6.0%
3.2%
Miami
Houston
U.S.

Amerant is the largest community bank in the Miami-Dade MSA (6)

(1) The Company closed its Wellington banking center on October 15, 2021 and its Pembroke Pines banking center on October 17, 2022
(2) Deposit Market Share data and number of banking centers is as of June 30, 2022. For the current number of banking centers see Banking Center Footprint
(3) Includes brokered deposits of $365.8 million as of June 30, 2022
(4) Includes the Katy, TX banking center. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(5) Our Sugar Land, TX banking center also serves Fort Bend County and our Katy, TX banking center lies adjacent to this market
(6) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2022 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2022

amerantbank.com

6 amerantbank.com Performance Highlights 3Q22 Business • Net income attributable to the Company of $20.9 million in 3Q22, up $13.2 million, or 172.6%, compared to $7.7 million in 2Q22 • Core pre-provision net revenue (Core PPNR)(1) was $30.3 million, up $10.9 million, or 55.9%, in 3Q22 compared to $19.4 million in 2Q22 • Diluted earnings per share (EPS) was $0.62 in 3Q22 compared to $0.23 in 2Q22 • Core diluted EPS(1) was $0.63 for 3Q22 compared to $0.45 for 2Q22 • Net Interest Margin (“NIM”) increased to 3.61% in 3Q22 compared to 3.28% in 2Q22 • Total assets increased $588.7 million, or 7.22%, to $8.7 billion compared to $8.2 billion as of the close of 2Q22 • Total gross loans increased $656.0 million, or 11.2%, to $6.50 billion compared to $5.85 billion in 2Q22 • Average yield on loans increased to 5.06% in 3Q22 compared to 4.38% in 2Q22 • Total deposits as of 3Q22 were $6.59 billion, up $385.3 million, or 6.2% compared to $6.20 billion in 2Q22 • Average cost of total deposits increased to 0.83% in 3Q22 compared to 0.48% in 2Q22 • Core deposits were $5.20 billion, up $253.2 million, or 5.1%, compared to $4.95 billion as of 2Q22 • Loan to deposit ratio increased to 98.71% compared to 94.27% in 2Q22 • AUM totaled $1.81 billion, down $56.8 million, or 3.0%, from 2Q22, reflective of market declines in value Earnings (1) Non-GAAP Financial Measure. See Slide 7 and Appendix 2 for a reconciliation to GAAP measures. Capital • All capital ratios continue to be substantially above "well-capitalized" levels • Cash dividend of $0.09 per share of Amerant common stock paid out on August 31, 2022

7 amerantbank.com Core PPNR(1) - 3Q22 (1) Non-GAAP Financial Measure ( 3Q22 2Q22 Net income attributable to the Company $ 20,920 $ 7,674 Plus: provision for loan losses 3,000 — Plus: provision for income tax expense 5,864 2,033 Pre-provision net revenue (PPNR) (1) $ 29,784 $ 9,707 Plus: non-routine noninterest expense items 1,954 7,995 (Less) Plus: non-routine noninterest income items (1,413) 1,745 Core pre-provision net revenue (Core PPNR)(1) $ 30,325 $ 19,447 (in thousands) Significantly reduced number of non-recurring items in 3Q22 compared to 2Q22

8 amerantbank.com Key Actions of Note in 3Q22 and 4Q22 • Reduced non-performing loans (“NPL”) to $18.7 million as of 3Q22 compared to $25.2 million as of 2Q22 • Sold NYC OREO of $6.1 million in October further reducing non performing assets post quarter end • Sold last property under OREO at no additional loss; closing expected for 11/30/22 • Banking center updates: – Opened new Hialeah, FL location (banking center relocation) – Received Office of the Comptroller of the Currency (OCC) approval to open a new full-service banking center in Key Biscayne, FL - Estimated opening 1Q23 – Closed Pembroke Pines, FL location on 10/17/22, as previously announced – Opening in University Place in Houston on 10/31/22 – closing South Shepherd banking center – Downtown Miami location now expected for 1Q23 • Continued to add business development personnel in Tampa (C&I), South Florida (Treasury Management, Private Banking, Commercial Banking and Retail Banking) and Houston (Retail)

9 amerantbank.com 86.59% 65.36% 2Q22 3Q22 20.9% 20.0% 2Q22 3Q22 11.99% 11.34% 2Q22 3Q22 3.28% 3.61% 2Q22 3Q22 Key Performance Metrics NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio (1) Calculated based upon the average daily balance of total assets (2) Calculated based upon the average daily balance of stockholders' equity (3) Excludes loans held for sale (4) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP measures. 0.91% 0.83% 2Q22 3Q22 ALL / Total Loans held for investment (3) 0.39% 1.00% 2Q22 3Q22 ROA (1) 4.14% 11.28% 2Q22 3Q22 Excluding one-time items ($2.0 million in non-routine expenses and $1.4 million in non-routine noninterest income items in 3Q22), the core metrics were as follows during 3Q22: • Core Efficiency Ratio(4) was 64.14% compared to 73.68% in 2Q22 • Core ROA(4) was 1.01% compared to 0.78% in 2Q22 • Core ROE(4) was 11.47% compared to 8.28% in 2Q22 ROE (2)

10 amerantbank.com 83.9% 16.1% U.S. Gov't sponsored enterprises 37.5% U.S. Gov't agency 32.0% Collateralized loan obligations 0.5% Corporate debt 29.7% Other 0.3% $1,220.4 $1,124.8 $1,052.3 $130.5 $238.6 $234.3 $23.9 $10.8 $12.2 2.25% 2.64% 3.01% 3Q21 2Q22 3Q22 0 500 1,000 1,500 88.9% 11.1% • Effective duration increased vs. 2Q22 due to expected and actual lower MBS prepayments resulting from increase in market interest rates • Valuation of debt securities available for sale decreased by $35.0 million after-tax in 3Q22 driven by the increase in long term interest rates Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Fixed vs. Floating (3) Sep. 2021 Sep. 2022 Floating rate Fixed rate Available for Sale Securities by Type September 30, 2022 3.7 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) During the 4Q21, the Company sold a mutual fund with a fair value of $23.4 million at the time of sale. (3) Hybrid investments are classified based on current rate (fixed or float) Yield 5.0 yrs Effective Duration

11 amerantbank.com 48.1% 45.3% 43.3% 41.4% 41.3% 16.9% 17.6% 19.3% 19.4% 18.7% 17.1% 17.3% 16.2% 16.3% 15.3% 11.4% 12.2% 12.7% 13.3% 15.8% 6.5% 7.6% 8.5% 9.6% 8.9% 3.92% 4.10% 4.16% 4.38% 5.06% 3Q21 4Q21 1Q22 2Q22 3Q22 68.3% 69.8% 71.3% 71.7% 71.6% 17.2% 18.4% 19.4% 19.3% 20.6% 11.4% 8.8% 6.5% 6.1% 5.3% 3.1% 3.0% 2.9% 2.9% 2.5% 3Q21 4Q21 1Q22 2Q22 3Q22 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition (1)(2) Geographic Mix (Domestic) • Consumer loans include approximately $496.6 million in higher-yielding indirect loans in 3Q22 compared to approximately $477.3 million in 2Q22 • Loans held for sale comprised of $57.6 million in mortgage loans (AMTM) (1) Florida Texas New York Average Loan Yield Other (3) (1) Includes loans held for investment and loans held for sale (2) As of the third quarter of 2022, loans held for sale mainly consisted of residential mortgage loans and the NYC CRE loans held for sale were transferred to the loans held for investment category.As of June 30, 2022 and March 31, 2022, includes a valuation allowance of $0.2 million and $0.5 million, respectively, as a result of fair value adjustment. (3) Consists of international loans

12

Credit Quality

Non-Performing Assets (1) / Total Assets


1.24%
0.78%
0.73%
0.39%
0.29%
3Q21
4Q21
1Q22
2Q22
3Q22

Allowance for Loan Losses
($ in millions)


$83.4
1.59%
$69.9
1.29%
$56.1
0.99%
$52.0
0.91%
$53.7
0.83%
3Q21
4Q21
1Q22
2Q22
3Q22
Allowance for Loan Losses
ALL as a % of Total Loans held for investment

Allowance for Loan Losses / Total NPL


1.0x
1.4x
1.2x
2.1x
2.9x
3Q21
4Q21
1Q22
2Q22
3Q22

Net Charge-Offs / Average Total Loans (2)(3)


1.16%
0.52%
0.29%
0.29%
0.09%
3Q21
4Q21
1Q22
2Q22
3Q22

- Recorded provision for loan losses of $3.0 million in 3Q22, compared to no provision for loan losses or release from the ALL in 2Q22
- Net charge-offs totaled $1.3 million in 3Q22 primarily related to consumer loans

(1) Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
(2) Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the second quarter of 2022 and third quarter of 2021 the Company charged off $3.6 million and $5.7 million, respectively, against the allowance for loan losses as a result of the deterioration of one commercial loan relationship.
(3) Average Total Loans exclude loans held for sale.

amerantbank.com

AMERANT

13 amerantbank.com $5,626 $5,631 $5,692 $6,203 $6,588 $2,875 $3,013 $3,076 $3,601 $3,839$1,107 $1,048 $951 $937 $926 $433 $387 $347 $366 $504 $1,211 $1,183 $1,318 $1,299 $1,319 0.44% 0.41% 0.38% 0.48% 0.83% 3Q21 4Q21 1Q22 2Q22 3Q22 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $2,635 $2,529 $2,494 $2,422 2019 2020 2021 3Q22 $3,122 $3,203 $3,137 $4,166 2019 2020 2021 3Q22 Domestic Deposits ($ in millions) Deposit Highlights Deposit Composition 63% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 37% (1) 3Q22, 2Q22, 1Q22, 4Q21 and 3Q21 include brokered transaction deposits of $44 million, $48 million, $50 million, $98 million and $97 million respectively, and brokered time deposits of $460 million, $318 million, $297 million, $290 million and $336 million respectively. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

14 amerantbank.com $51.8 $55.8 $55.6 $58.9 $69.9 2.94% 3.17% 3.18% 3.28% 3.61% Net Interest Income NIM 3Q21 4Q21 1Q22 2Q22 3Q22 0 10 20 30 40 50 60 70 NII increase in 3Q22 was driven by: • Higher average yields on all interest- earning assets driven by the effect of a total increase of 300 basis points YTD in the Federal Reserve’s benchmark rate • Higher average balance of CRE and single-family residential loans • Changes in deposit rates being managed via specific allowances curtailing increase in cost of deposits during 3Q22 Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages)

15 amerantbank.com 304 317 325 335 344 -100 bps -50 bps BASE +50 bps +100 bps 250 300 350 400 (September 30, 2022) Fixed 48% Adjustable 52% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 62% 1-3 years 6% 4-5 years 6% 5+ years 26% ($ in M ill io ns ) (As of September 30, 2022) Swap 2% Fixed 48% UST 2% Libor 24% Prime 11% SOFR 13% NII Sensitivity Over Time (1) -6.4% -2.6% 0% 6.0% 3.1% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Rates UP 100 9,192 7,471 7,009 9,441 17,480 25,662 19,443 UP 100 % Change 4% 4% 3% 4% 8% 10% 6% Rates UP 200 14,387 11,243 9,411 14,442 29,214 42,223 29,222 UP 200 % Change 7% 5% 4% 7% 13% 16% 9%

16 amerantbank.com $14.0 $16.0 $13.4 $12.9 $4.3 $4.5 $4.6 $4.6 $4.6 $4.6 $5.0 $4.6 $4.3 $4.6 $0.8 $(2.6) $1.5 $4.0 $3.4 $2.1 $4.7 $2.5 $0.5 $3.2 $1.0 $2.8 $(1.3) $0.9 3Q21 4Q21 1Q22 2Q22 3Q22 0 10 20 30 11% 89% 12.5% 87.5% Noninterest Income Mix Noninterest Income Mix Commentary Noninterest income increase in 3Q22 was driven by: • Net unrealized gains on marketable equity securities of $1.5 million in 3Q22, compared to net unrealized losses of $2.6 million in 2Q22 • An increase of $1.8 million in fee income from client derivatives • An increase of $0.2 million in total brokerage and advisory and fiduciary fees, primarily driven by higher securities trading revenues given market volatility Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $1.8B Domestic International 3Q223Q21 $2.2B ($ in millions) Securities gains (losses), net (1) In 4Q21, we had a $62.4 million gain on the sale of the Company’s headquarters building. (2) Income from interest rate swaps and other derivative transactions with customers. In 3Q22 and 2Q22, the Company incurred in expenses related to derivative transactions with customers of $1.8 million and $2.0 million, respectively. (3) Unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 3Q22, we had derivative losses of $0.1 million compared to derivative gains of $0.9 million in 2Q22. Gain on sale of Headquarters Building (1)Loan-related derivative income (2) Derivative (losses) gains, net (3) $77.3 $2.0 $62.4

17 amerantbank.com • Noninterest expense decreased in 3Q22 primarily due to: – $2.9 million lower non-routine charge related to an OREO valuation in New York vs 2Q22 and the absence of a lease impairment charge of $1.6 million related to the closing of a banking center – $2.5 million lower estimated technology contract termination costs compared to 2Q22, resulting from the upcoming transition to FIS – A decrease of $1.2 million in advertising expenses – Lower severance and other compensation expenses by $0.5MM • Core noninterest expense(1), excluding $2.0 million in non-routine items, was $54.2 million in 3Q22 $48.4 $55.1 $60.8 $62.2 $56.1 $29.1 $31.3 $30.4 $30.2 $30.1 $19.3 $23.8 $30.4 $32.0 $26.0 733 763 677 680 681 3Q21 4Q21 1Q22 2Q22 3Q22 20 40 60 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs) FTEs by company 3Q21 4Q21 1Q22 2Q22 3Q22 Amerant Bank and other subisdiaries 681 691 598 613 614 Amerant Mortgage 52 72 79 67 67 TOTAL 733 763 677 680 681 Effective January 1, 2022, 80 employees were transferred to FIS (1) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP.

18 amerantbank.com ESG Framework To visit our ESG website and see our 2021 Sustainability Report, please follow this link: https://www.amerantbank.com/esg

19 amerantbank.com Partnerships - 2022 Second Half Each is a multi-year partnership which supports and aligns with businesses and organizations well known and deeply rooted in South Florida

20 amerantbank.com New Banking Centers University Place, Houston Key Biscayne, FL Downtown Miami, FL Opened 10/31/2022 Expected to Open 1Q23

amerantbank.com Appendices

22

Appendix 1
Summary Financial Statements

(in millions)	As of September 30, 2022	As of December 31, 2021	2020	2019
Assets				
Cash and cash equivalents	$302.1	$274.2	$214.4	$121.3
Total Securities [1]	1,299.0	1,293.7	1,307.6	1,666.5
Mortgage Loans Held for Sale, at fair value [2]	57.6	14.9	—	—
Loans held for sale, at lower of cost or fair value [3]	—	143.2	—	—
Loans held for investment, gross	6,445.8	5,409.4	5,842.3	5,744.3
Allowance for Loan Losses	53.7	69.9	110.9	52.2
Loans held for invesment, net	6,392.1	5,339.5	5,731.4	5,692.1
Premises & Equipment, net [4]	41.2	37.9	110.0	128.8
Goodwill	19.5	19.5	19.5	19.5
Bank Owned Life Insurance	227.0	223.0	217.5	211.9
Other Assets [4] [5]	401.5	292.5	170.5	145.3
Total Assets	**$8,740.0**	**$7,638.4**	**$7,770.9**	**$7,985.4**
Liabilities				
Total Deposits	$6,588.1	$5,630.9	$5,731.6	$5,757.1
Advances from the Federal Home Loan Bank and Other Borrowings	$981.0	$809.6	1,050.0	1,235.0
Senior notes [6]	59.1	58.9	58.6	—
Subordinated notes [6]	29.2	—	—	—
Junior Subordinated Debentures Held by Trust Subsidiaries	64.2	64.2	64.2	92.2
Accounts Payable, Accrued Liabilities and Other Liabilities [5]	322.7	242.9	83.1	66.3
Total Liabilities	**$8,044.3**	**$6,806.5**	**$6,987.5**	**$7,150.7**
Stockholders' Equity				
Total Stockholders' Equity before noncontrolling interest	697.6	834.5	783.4	834.7
Noncontrolling interest [7]	(1.9)	(2.6)	—	—
Total Stockholders' Equity	**695.7**	**831.9**	**783.4**	**834.7**
Total Liabilities and Stockholders' Equity	**$8,740.0**	**$7,638.4**	**$7,770.9**	**$7,985.4**

(1) Includes debt securities available for sale, held to maturity, equity securities with readily determinable fair value not held for trading and trading securities. FHLB and FRB stock are included in "Other Assets"
(2) Loans held for sale in connection with Amerant Mortgage ongoing business.
(3) As of December 31, 2021, loans held for sale at the lower of fair value or cost consisted of New York commercial real estate ("CRE") loans. In the third quarter of 2022, the Company transferred the New York CRE loans held for sale to the loans held for investment category.
(4) Includes the effect of the sale and lease-back of the Company's headquarters building in the fourth quarter of 2021.
(5) Includes the effect of adopting ASU 2016-02 (Leases) in 1Q21. As of September 30, 2022 and December 31, 2021, other assets include operating lease right-of-use assets of $141.5 million and $141.1 million, respectively. As of September 30, 2022 and December 31, 2021, other liabilities include total operating lease liability of $146.4 million and $143.0 million, respectively.
(6) The balances of Senior and Subordinated Notes are presented net of direct issuance costs which are deferred and amortized over 5 years and 10 years, respectively. On March 9, 2022, the Company completed a $30.0 million offering of subordinated notes with a 4.25% fixed-to-floating rate and due March 15, 2032 (the "Subordinated Notes"). The Subordinated Notes will initially bear interest at a fixed rate of 4.25% per annum, from and including March 9, 2022, to but excluding March 15, 2027, with interest payable semi-annually in arrears. From and including March 15, 2027, to but excluding the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate ("SOFR") plus 251 basis points, with interest during such period payable quarterly in arrears. If three-month SOFR cannot be determined during the applicable floating rate period, a different index will be determined and used in accordance with the terms of the Notes. The Subordinated Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes, and rank equally in right of payment to all of our existing and future subordinated indebtedness.
(7) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

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AMERANT

23 amerantbank.com Appendix 1 Summary Financial Statements (cont’d) Nine Months Ended September 30, Years Ended December 31, (in thousands) 2022 2021 2020 2019 Total Interest Income $225,402 $247,844 $260,554 $312,974 Total Interest Expense 40,915 42,703 71,002 99,886 Net Interest Income $184,487 $205,141 $189,552 $213,088 (Reversal of) Provision for Loan Losses (7,000) (16,500) 88,620 (3,150) Total Noninterest Income (1) 42,912 120,621 73,470 57,110 Total Noninterest Expense 179,172 198,242 178,736 209,317 Income (Loss) before Income Tax (Expense) Benefit 55,227 144,020 (4,334) 64,031 Income Tax (Expense) Benefit (1) (11,875) (33,709) 2,612 (12,697) Net Income (Loss) before attribution of noncontrolling interest $43,352 $110,311 ($1,722) $51,334 Noncontrolling interest (2) (1,192) (2,610) — — Net income (loss) attributable to Amerant Bancorp Inc. $44,544 $112,921 ($1,722) $51,334 (1) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased- back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021. (2) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

24 amerantbank.com Explanation of Certain Non-GAAP Financial Measures This presentation contains certain adjusted financial information or non-GAAP financial measures, including “pre-provision net revenue (PPNR)”, “core pre- provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income (loss)”, “core earnings (loss) per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, and “tangible stockholders’ equity (book value) per common share”. See below detailed information on adjustments included in this presentation: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020 • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • the $5.0 million, $11.9 million, $7.1 million and $13.0 million in restructuring expenses in 2019, 2020, 2021, and the first nine months of 2022, respectively, related to staff reduction costs, legal and consulting fees, rebranding costs, digital transformation costs, banking center closure expenses, contract termination costs and a lease impairment charge • the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned and other non-recurring actions intended to improve customer service and operating performance • the $62.4 million gain on the sale of the Company's headquarters building in 2021 The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of restructuring expenses, as well as the sale of the Company's headquarters building in the fourth quarter of 2021, the sale of the Beacon operations center in the fourth quarter of 2020, the sale of the vacant Beacon land in the fourth quarter of 2019 and the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned and other non- recurring actions intended to improve customer service and operating performance. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. Appendix 2 Non-GAAP Financial Measures Reconciliations

25

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

(in thousands)

	Nine Months Ended September 30,	Years Ended December 31,		
	2022	2021	2020	2019
Net income (loss) attributable to Amerant Bancorp Inc.	$ 44,544	$ 112,921	$ (1,722)	$ 51,334
Plus: (reversal of) provision for loan losses	(7,000)	(16,500)	88,620	(3,150)
Plus: provision for income tax expense (benefit) (1)	11,875	33,709	(2,612)	12,697
Pre-provision net revenue (PPNR)	49,419	130,130	84,286	60,881
Plus: non-routine noninterest expense items	16,523	7,057	11,925	5,046
Less: non-routine noninterest income items	1,699	(67,280)	(25,188)	(4,514)
Core pre-provision net revenue (Core PPNR)	$ 67,641	$ 69,907	$ 71,023	$ 61,413
Total noninterest income	$ 42,912	$ 120,621	$ 73,470	$ 57,110
Less: non-routine noninterest income items				
Less: gain on sale of Headquarters building (1)	—	62,387	—	—
Loss on sale of the Beacon operations center (2)	—	—	(1,729)	—
Derivative losses	(585)			
Securities (losses) gains, net	(325)	3,740	26,990	2,605
Loss on early extinguishment of FHLB advances, net	(712)	(2,488)	(73)	(886)
(Loss) gain on sale of loans	(77)	3,641	—	—
Gain on sale of vacant Beacon land	—	—	—	2,795
Total non-routine noninterest income items	(1,699)	67,280	25,188	4,514
Core noninterest income	$ 44,611	$ 53,341	$ 48,282	$ 52,596
Total noninterest expenses	$ 179,172	$ 198,242	$ 178,736	$ 209,317
Less: non-routine noninterest expense items:				
Restructuring costs (3) :				
Staff reduction costs (4)	1,797	3,604	6,405	1,471
Legal and consulting fees (5)	2,399	1,689	—	—
Digital transformation expenses	45	412	3,116	—
Lease impairment charge (6)	1,579	810	—	—
Branch closure expenses (7)	33	542	2,404	—
Contract termination costs (8)	7,103	—	—	—
Rebranding costs	—	—	—	3,575
Total restructuring costs	$ 12,956	$ 7,057	$ 11,925	$ 5,046
Other non-routine noninterest expense items:				
New York loans held for sale valuation expense (9)	159	—	—	—
Other real estate owned valuation expense (10)	3,408	—	—	—
Total non-routine noninterest expense items	$ 16,523	$ 7,057	$ 11,925	$ 5,046
Core noninterest expense	$ 162,649	$ 191,185	$ 166,811	$ 204,271

(*) See footnotes in Slide 28

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AMERANT

26 amerantbank.com Nine Months Ended September 30, Years Ended December 31, (in thousands) 2022 2021 2020 2019 Net income (loss) attributable to Amerant Bancorp Inc. $ 44,544 $ 112,921 $ (1,722) $ 51,334 Plus after-tax non-routine items in noninterest expense: Non-routine items in noninterest expenses before income tax effect 16,523 7,057 11,925 5,046 Income tax effect (11) (3,552) (1,652) (7,187) (1,001) Total after-tax non-routine items in noninterest expense 12,971 5,405 4,738 4,045 Plus (less) after-tax non-routine items in noninterest income: Non-routine items in noninterest income before income tax effect 1,699 (67,280) (25,188) (4,514) Income tax effect (11) (365) 15,750 15,181 895 Total after-tax non-routine items in noninterest income 1,334 (51,530) (10,007) (3,619) Core net income (loss) $ 58,849 $ 66,796 $ (6,991) $ 51,760 Basic earnings (loss) per share $ 1.31 $ 3.04 $ (0.04) $ 1.21 Plus: after tax impact of non-routine items in noninterest expense 0.38 0.15 0.11 0.09 Plus (less): after tax impact of non-routine items in noninterest income 0.04 (1.39) (0.24) (0.08) Total core basic earnings (loss) per common share $ 1.73 $ 1.80 $ (0.17) $ 1.22 Diluted earnings (loss) per share (12) 1.30 $ 3.01 $ (0.04) $ 1.20 Plus: after tax impact of non-routine items in noninterest expense 0.39 0.14 0.11 0.09 Plus (less): after tax impact of non-routine items in noninterest income 0.03 (1.37) (0.24) (0.08) Total core diluted earnings (loss) per common share $ 1.72 $ 1.78 $ (0.17) $ 1.21 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* (*) See footnotes in Slide 28

27 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* Nine Months Ended September 30, Years Ended December 31, 2022 2021 2020 2019 Net income (loss) / Average total assets (ROA) 0.75% 1.50% (0.02) % 0.65 % Plus: after tax impact of non-routine items in noninterest expense 0.22% 0.07% 0.06% 0.05 % Plus (less): after tax impact of non-routine items in noninterest income 0.02% (0.68) % (0.13) % (0.05) % Core net income (loss) / Average total assets (Core ROA) 0.99% 0.89% (0.09) % 0.65 % Net income (loss) / Average stockholders' equity (ROE) 7.84% 14.19% (0.21) % 6.43 % Plus: after tax impact of non-routine items in noninterest expense 2.28% 0.68% 0.57% 0.51 % Plus (less): after tax impact of non-routine items in noninterest income 0.24% (6.48) % (1.19) % (0.45) % Core net income (loss) / stockholders' equity (Core ROE) 10.36% 8.39% (0.83) % 6.49 % Efficiency ratio 78.79% 60.85% 67.95% 77.47 % Less: impact of non-routine items in noninterest expense (7.26) % (2.16) % (4.51) % (1.89) % Less (plus): impact of non-routine items in noninterest income (0.53) % 15.27% 6.70% 1.30 % Core efficiency ratio 71.00% 73.96% 70.14% 76.88% (*) See footnotes in Slide 28

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

28

(in thousands, except per share data and percentages)	Nine Months Ended September 30, 2022	Years Ended December 31, 2021	2020	2019
Tangible common equity ratio:				
Stockholders' equity	$ 695,698	$ 831,873	$ 783,421	$ 834,701
Less: Goodwill and other intangibles [13]	(22,814)	(22,528)	(21,561)	(21,744)
Tangible common stockholders' equity	$ 672,884	$ 809,345	$ 761,860	$ 812,957
Total assets	8,739,979	7,638,399	7,770,893	7,985,399
Less: Goodwill and other intangibles [13]	(22,814)	(22,528)	(21,561)	(21,744)
Tangible assets	$ 8,717,165	$ 7,615,871	$ 7,749,332	$ 7,963,655
Common shares outstanding	33,773,249	35,883,320	37,842,696	43,146,172
Tangible common equity ratio	7.72 %	10.63 %	9.83 %	10.21 %
Stockholders' book value per common share	$ 19.92	$ 23.18	$ 20.70	$ 19.35
Tangible stockholders' book value per common share	$ 20.60	$ 22.55	$ 20.13	$ 18.84

(1) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased-back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021.

(2) The Company leased-back the property for a 2-year term.

(3) Expenses incurred for actions designed to implement the Company's strategy. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(4) In the nine months ended September 30, 2022, includes expenses primarily in connection with restructuring of business lines and the outsourcing of certain support functions. In 2021, includes expenses in connection with the departure of the Company's Chief Operating Officer and the elimination of various other support function positions, including the NYC LPO. In 2020, the Board of Directors of the Company adopted a voluntary retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's efforts to streamline operations and better align its operating structure with business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which were paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million which began in 2021.

(5) In the nine months ended September 30, 2022, includes additional expenses of $2.4 million, including: (i) $1.8 million resulting from the Company's transition to our new technology provider; (ii) $0.2 million in connection with certain search and recruitment expenses; (iii) $0.1 million of costs associated with the subleasing of the New York office space, and (iv) an aggregate of $0.3 million in other expenses. In the year ended December 31, 2021, includes: (i) expenses in connection with the engagement of FIS of $0.7 million, and (ii) expenses in connection with the Merger and related transactions of $0.8 million.

(6) In the nine months ended September 30, 2022 and in the year ended December 31, 2021, includes $1.6 million and $0.8 million, respectively, of ROU asset impairment associated with the closure of a banking center in Pembroke Pines, Florida in 2022, and in connection with the closure of the NYC loan production office in 2021.

(7) Expenses related to the banking center lease termination in Wellington, Florida in 2022, the lease termination of the Fort Lauderdale banking center in 2021, and the closures of one banking center in Fort Lauderdale, Florida and another banking center in Houston, Texas in 2020.

(8) Contract termination and related costs associated with third party vendors resulting from the Company's engagement of FIS.

(9) Fair value adjustment related to the New York loan portfolio held for sale carried at the lower of cost or fair value.

(10) Fair value adjustment related to one OREO property in New York.

(11) In the nine months ended September 30,2022 and in the years ended 2021 and in 2020 and 2019, amounts were calculated based upon the effective tax rate for the periods of 21.50%, 23.41%, 60.27% and 19.83%, respectively.

(12) In the nine months ended September 30, 2022 and year ended December 31, 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units (unvested shares of restricted stock and restricted stock units for all of the other periods shown). In 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. In the nine months ended September 30, 2022 and the years ended 2021 and in 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings.

(13) Other intangible assets consist of, among other things, mortgage servicing rights of $1.0 million and $0.6 million at September 30, 2022 and December 31, 2021, respectively, and are included in other assets in the Company's consolidated balance sheets. We had no mortgage servicing rights at any of the other periods shown.

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AMERANT

29 amerantbank.com Thank you Investor Relations InvestorRelations@amerantbank.com